SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                              September 19, 1997

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
             (Exact name of company as specified in its charter)

        DELAWARE                    1-4717                   44-0663509
(State or other jurisdiction    (Commission file           (IRS Employer
   of incorporation)                number)            Identification Number)

              114 West 11th Street, Kansas City, Missouri 64105
             (Address of principal executive offices) (Zip Code)

               Company's telephone number, including area code:
                               (816) 983 - 1303

                                Not Applicable
         (Former name or former address if changed since last report)








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Item 5.  Other Events

On September 19, 1997, Kansas City Southern Industries, Inc. ("Company")

announced its intention to separate its Transportation and Financial Asset

Management businesses.  The form of the separation is in development and is expected to be accomplished as early as the fourth quarter of 1997.  The structure and timing of the separation will depend on market conditions and other factors.  This transaction is intended to permit the Company to focus on its growing financial services businesses, while allowing the transportation business to independently realize its market value.  The Company expects to structure the transaction to preserve each segment's credit strength and access to capital in the future.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Kansas City Southern Industries, Inc.


Date: September 26, 1997            By:        /s/ Louis G. Van Horn
                                                 Louis G. Van Horn
                                           Vice President and Comptroller
                                           (Principal Accounting Officer)